Exhibit 99.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COEPTIS THERAPEUTICS HOLDINGS, INC.

Coeptis Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.	That the Corporation was originally formed under the name Bull Horn Holdings Corp. in the Territory of the British Virgin Islands pursuant to the BVI Business Companies Act 2004 on November 27, 2018; and

2.	That the Corporation domesticated from the British Virgin Islands and to the State of Delaware on October 27, 2022, and has thereafter continued as a Delaware corporation; and

3.	That the name of the Corporation was changed to Coeptis Therapeutics Holdings, Inc. on October 28, 2022, pursuant to the Corporation’s Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on October 28, 2022 (as amended, the “Certificate of Incorporation”); and

4.	The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the amendment to the Certificate of Incorporation described herein, and the Corporation’s stockholders duly adopted such amendment, all in accordance with the provisions of Section 242 of the DGCL.

5.	Article IV of the Certificate of Incorporation is hereby amended by adding the following paragraph as a new Article IV.D:

“D. Effective as of 5:00 P.M., Eastern Time, on December 30, 2024 (the “Effective Time”), each twenty (20) outstanding shares of the Corporation’s Common Stock, par value $0.0001 per share, shall automatically and without any action on the part of the respective holders thereof be exchanged and combined into one (1) share of Common Stock, par value $0.0001 per share. At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue. No fractional shares shall be issued in connection with the exchange. In lieu thereof, any person who holds a fraction of one (1) share of Common Stock after the exchange shall be entitled to receive one (1) share of Common Stock.”

6.	Except as herein amended, the Certificate of Incorporation shall remain in full force and effect.

[Signature page follows]

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IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 26th day of December, 2024.

COEPTIS THERAPEUTICS HOLDINGS, INC.

By: /s/ David Mehalick

Name: David Mehalick

Title: Chief Executive Officer

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